Exhibit 3.1

Aqua Quest International Inc. Authorized Class A Common Stock $0.0001 Par Value This certifies that Specimen Stock Certificate Is the record holder of Shares of Aqua Quest International, Inc. Class A Common Stock $0.0001 Par Value Which are fully paid and non-assessable shares of the Capital Stock of the above named Corporation, transferable only on the books of the Corporation by the Holder hereof in person or by duly authorized Attorney upon surrender of this Cerfiticate properly endorsed.

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The signature(s) must be guaranteed by a brokerage firm or a financial institution that is a member of a securities approved Medallion program, such as Securities Transfer Agents Medallion Program (STAMP), Stock Exchanges Medallion Program (SEMP) or New York Stock Exchange, Inc. Medallion Signature Program (MSP) For Value Received _____ hereby sell, assign, and transfer unto

Notice: The signature to this Assignment must correspond with the name as written upon the face of the Ce1tificate in every particularity without alteration or the enlargement or any change whatever .The shares represented by this Certificate have not been registered under the Securities Act ft 1933. us amended (the “Act”). Such shares have been acquired for investment and may not he publicly offered or sold in the absence of (1) an effective registration statement for such shares under the Act. (2) opinions of counsel to the Company prior to any proposed transfer to the effect that that registration is not required under the Act. (3) a letter presented to the Company . prior to any proposed transfer from the Staff of the Securities and Exchange Commission, to the effect that it will not take an enforcement action if the proposed transfer is made without registration under the Act. A statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications or restrictions of such preferences and/or rights as established, from time to time, by the Certificate of Incorporation of the Corporation and by any certificate of detemination, and the number of shares constituting each class or series and the designations thereat: may be obtained by any stockholder of the Corporation upon written request and ,without charge from the secretary of the Corporation at the principal office of the Corporation.KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDIDON TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.